NEWS RELEASE
August 4, 2011                          Contact: Peter D. Thompson, EVP and CFO
FOR IMMEDIATE RELEASE                     (301) 429-4638
Washington, DC

RADIO ONE, INC. REPORTS SECOND QUARTER RESULTS

Washington, DC: - Radio One, Inc. (NASDAQ: ROIAK and ROIA) today reported its results for the quarter ended June 30, 2011.  Net revenue was approximately $97.1 million, an increase of 29.3% from the same period in 2010.  Station operating income1 was approximately $34.8 million, an increase of 22.5% from the same period in 2010. The Company reported operating income of approximately $15.8 million compared to operating income of approximately $13.8 million for the same period in 2010. The Company recorded a non-cash pre-tax gain of approximately $146.9 million resulting from its increased ownership and controlling interest in TV One which led to net income of approximately $98.6 million or $1.94 per share, compared to net income of approximately $2.0 million or $0.04 per share for the same period in 2010.

Alfred C. Liggins, III, Radio One’s CEO and President stated, “The addition of Cable Television to our segment reporting for the first time in Q2 demonstrates the continued evolution of Radio One: core radio revenues for Q2 now represent approximately 62% of the Company's revenues. Our radio performance suffered from difficult competitive situations in Dallas and Houston, and sluggish economic recovery in our Mid-West markets. Our on-line and mobile product offerings continue to develop, and our losses at Interactive One narrowed considerably from the same period last year. I anticipate radio revenues in the third quarter to remain relatively flat, and we continue to focus on controlling the cost base, while developing other revenue streams.”

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PAGE 2 -- RADIO ONE, INC. REPORTS SECOND QUARTER RESULTS

RESULTS OF OPERATIONS

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010
		(as adjusted)2		(as adjusted)2
STATEMENT OF OPERATIONS	(unaudited)		(unaudited)
	(in thousands, except share data)		(in thousands, except share data)

NET REVENUE	$97,062	$75,146	$162,070	$134,126
OPERATING EXPENSES
Programming and technical	30,718	19,294	49,549	37,829
Selling, general and administrative, excluding stock-based compensation	31,594	27,464	59,925	50,047
Corporate selling, general and administrative, excluding stock-based compensation	7,523	7,764	14,772	15,049
Stock-based compensation	1,199	1,956	2,136	3,969
Depreciation and amortization	10,238	4,837	14,321	9,545
Total operating expenses	81,272	61,315	140,703	116,439
Operating Income	15,790	13,831	21,367	17,687
INTEREST INCOME	9	43	17	67
INTEREST EXPENSE	22,916	9,703	42,249	18,938
GAIN ON INVESTMENT IN AFFILIATED COMPANY	146,879	-	146,879	-
LOSS ON RETIREMENT OF DEBT	-	-	7,743	-
EQUITY IN INCOME OF AFFILIATED COMPANY	208	1,139	3,287	2,048
OTHER EXPENSE, net	47	2,406	22	2,883
Income (loss) before provision for (benefit from) income taxes, noncontrolling interest in income of subsidiaries and loss from discontinued operations	139,923	2,904	121,536	(2,019)
PROVISION FOR (BENEFIT FROM) INCOME TAXES	38,611	233	84,230	(75)
Net income (loss) from continuing operations	101,312	2,671	37,306	(1,944)
LOSS FROM DISCONTINUED OPERATIONS, net of tax	(45)	(177)	(81)	(159)
CONSOLIDATED NET INCOME (LOSS)	101,267	2,494	37,225	(2,103)
NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTERESTS	2,717	446	2,920	417
CONSOLIDATED NET INCOME (LOSS) ATTRIBUTABLE TO COMMON STOCKHOLDERS	$98,550	$2,048	$34,305	$(2,520)

AMOUNTS ATTRIBUTABLE TO COMMON STOCKHOLDERS:
NET INCOME (LOSS) FROM CONTINUING OPERATIONS	$98,595	$2,225	$34,386	$(2,361)
LOSS FROM DISCONTINUED OPERATIONS, net of tax	(45)	(177)	(81)	(159)
NET INCOME (LOSS) ATTRIBUTABLE TO COMMON STOCKHOLDERS	$98,550	$2,048	$34,305	$(2,520)

Weighted average shares outstanding - basic3	50,831,560	51,054,572	51,474,556	50,942,693
Weighted average shares outstanding - diluted4	52,905,060	54,302,885	53,646,473	50,942,693

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PAGE 3 -- RADIO ONE, INC. REPORTS SECOND QUARTER RESULTS

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010
		(as adjusted)2		(as adjusted)2
	(unaudited)		(unaudited)
	(in thousands, except per share data)		(in thousands, except per share data)
PER SHARE DATA - basic and diluted:

Net income (loss) from continuing operations (basic)	$1.94	$0.04	$0.67	$(0.05)
Income (loss) from discontinued operations, net of tax (basic)	(0.00)	(0.00)	(0.00)	(0.00)
Consolidated net income (loss) attributable to common stockholders (basic)	$1.94	$0.04	$0.67	$(0.05)

Net income (loss) from continuing operations (diluted)	$1.86	$0.04	$0.64	$(0.05)
Income (loss) from discontinued operations, net of tax (diluted)	(0.00)	(0.00)	(0.00)	(0.00)
Consolidated net income (loss) attributable to common stockholders (diluted)	$1.86	$0.04	$0.64	$(0.05)

SELECTED OTHER DATA
Station operating income 1	$34,750	$28,388	$52,596	$46,250
Station operating income margin (% of net revenue)	35.8%	37.8%	32.5%	34.5%

Station operating income reconciliation:

Consolidated net income (loss) attributable to common stockholders	$98,550	$2,048	$34,305	$(2,520)
Add back non-station operating income items included in consolidated net income (loss):
Interest income	(9)	(43)	(17)	(67)
Interest expense	22,916	9,703	42,249	18,938
Provision for (benefit from) income taxes	38,611	233	84,230	(75)
Corporate selling, general and administrative expenses	7,523	7,764	14,772	15,049
Stock-based compensation	1,199	1,956	2,136	3,969
Gain on investment in affiliated company	(146,879)	-	(146,879)	-
Loss on retirement of debt	-	-	7,743	-
Equity in income of affiliated company	(208)	(1,139)	(3,287)	(2,048)
Other expense, net	47	2,406	22	2,883
Depreciation and amortization	10,238	4,837	14,321	9,545
Noncontrolling interest in income of subsidiaries	2,717	446	2,920	417
Loss from discontinued operations, net of tax	45	177	81	159
Station operating income	$34,750	$28,388	$52,596	$46,250

Adjusted EBITDA5	$27,227	$20,624	$37,824	$31,201

Adjusted EBITDA reconciliation:

Consolidated net income (loss) attributable to common stockholders	$98,550	$2,048	$34,305	$(2,520)
Interest income	(9)	(43)	(17)	(67)
Interest expense	22,916	9,703	42,249	18,938
Provision for (benefit from) income taxes	38,611	233	84,230	(75)
Depreciation and amortization	10,238	4,837	14,321	9,545
EBITDA	$170,306	$16,778	$175,088	$25,821
Stock-based compensation	1,199	1,956	2,136	3,969
Gain on investment in affiliated company	(146,879)	-	(146,879)	-
Loss on retirement of debt	-	-	7,743	-
Equity in income of affiliated company	(208)	(1,139)	(3,287)	(2,048)
Other expense, net	47	2,406	22	2,883
Noncontrolling interest in income of subsidiaries	2,717	446	2,920	417
Loss from discontinued operations, net of tax	45	177	81	159
Adjusted EBITDA	$27,227	$20,624	$37,824	$31,201

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PAGE 4 -- RADIO ONE, INC. REPORTS SECOND QUARTER RESULTS

	June 30, 2011	December 31, 2010
	(unaudited)	(as adjusted)
	(in thousands)
SELECTED BALANCE SHEET DATA:
Cash and cash equivalents	$29,889	$9,192
Intangible assets, net	1,243,688	840,147
Total assets	1,524,316	999,212
Total debt (including current portion)	797,633	642,222
Total liabilities	1,062,155	774,242
Total stockholders' equity	227,347	194,335
Redeemable noncontrolling interest	28,736	30,635
Noncontrolling interest	206,078	-

	Current Amount Outstanding	Applicable Interest Rate
	(in thousands)
SELECTED LEVERAGE DATA:
Senior bank term debt, net of original issue discount of approximately $7.3 million (subject to variable rates) (a)	$377,701	7.50%
12 1/2%/15% senior subordinated notes (fixed rate)	299,185	15.00%
6 3/8% senior subordinated notes (fixed rate)	747	6.38%
10% Senior Secured Notes due March 2016 (fixed rate) [TV One]	119,000	10.00%
Note payable (fixed rate)	1,000	7.00%

(a)	Subject to variable Libor Rate plus a spread currently at 6.00% and incorporated into the applicable interest rate set forth above.

Cautionary Note Regarding Forward-Looking Statements

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements represent management's current expectations and are based upon information available to Radio One at the time of this release. These forward-looking statements involve known and unknown risks, uncertainties and other factors, some of which are beyond Radio One's control, that may cause the actual results to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements.  Important factors that could cause actual results to differ materially are described in Radio One’s reports on Form 10-K and other filings with the Securities and Exchange Commission.  Radio One does not undertake any duty to update any forward-looking statements.

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PAGE 5 -- RADIO ONE, INC. REPORTS SECOND QUARTER RESULTS

Net revenue increased to approximately $97.1 million for the quarter ended June 30, 2011, from approximately $75.1 million for the same period in 2010, an increase of 29.3%. The radio industry modestly improved relative to last year, with the markets that we operate in growing 1.5% for the quarter, and 2.9% for the first half of the year. Local revenue continued to lead the recovery in our radio marketplaces for the quarter, with growth of 1.4%, while national revenue in our radio marketplaces decreased 0.7% for the quarter. On average, our radio clusters underperformed their marketplaces by 500 basis points this quarter, with a decline in both local revenue and national revenue. More specifically, our Atlanta, Charlotte, Cincinnati, Detroit and St. Louis clusters posted quarterly growth, while our Baltimore, Columbus, Dallas and Houston markets posted the most significant declines. Total core radio revenue (radio stations and syndicated programs excluding Reach Media) declined 3.4% during the quarter.  Reach Media net revenue declined 6.2%, primarily due to the change in date for the ongoing cruise event, the “Tom Joyner Fantastic Voyage” (this event was held in March 2011 versus in May 2010). Net revenue for our internet segment declined 3.6% for the three months ended June 30, 2011 compared to the same period in 2010. We began to consolidate the results of TV One during the quarter ended June 30, 2011 and recognized approximately $25.2 million of revenue from our cable television segment.

Operating expenses, excluding depreciation and amortization and stock-based compensation, increased to approximately $69.8 million for the quarter ended June 30, 2011, up 28.1% from the approximately $54.5 million incurred for the comparable quarter in 2010. Most of the spending increase occurred as a result of the TV One consolidation specifically related to programming and technical operating expenses.  For our cable television segment, programming and technical expenses include expenses associated with the technical, programming, production, and content management. Approximately $11.8 million of our consolidated programming and technical operating expenses were recognized directly from TV One, with approximately $9.4 million of this amount relating specifically to content amortization. Excluding the impact of consolidating TV One results, our programming and technical expenses would have declined by 1.8% for the quarter compared to the same period in 2010.

Stock-based compensation decreased to approximately $1.2 million for the quarter ended June 30, 2011, compared to approximately $2.0 million for the same period in 2010. This decrease in stock-based compensation expense is due to one-time accelerated vesting that occurred in the second quarter of 2010 associated with the long-term incentive plan whereby officers and certain key employees were granted a total of 3,250,000 shares of restricted stock in January of 2010.

Depreciation and amortization expense increased to approximately $10.2 million compared to approximately $4.8 million for the quarters ended June 30, 2011 and 2010, respectively, an increase of 112.5%. Additional depreciation and amortization expense of approximately $6.4 million resulted from the fixed and intangible assets recorded as part of the consolidation of TV One.  This increased expense was partially offset by the completion of amortization for certain CCI intangible assets and the completion of depreciation and amortization for certain assets.

Interest expense increased to approximately $22.9 million for the quarter ended June 30, 2011, from approximately $9.7 million for the same period in 2010, an increase of 136.1%. The increase in interest expense was due to our entry into the 2011 Credit Agreement on March 31, 2011 and Amended Exchange Offer on November 24, 2010, as well as the consolidation of TV One.  Higher interest rates associated with the 2011 Credit Agreement and Amended Exchange Offer were in effect for the three months ended June 30, 2011 compared to the same period in 2010.  The increase in the overall effective rate of borrowing for the three months ended June 30, 2011 was approximately 5.6% compared to the three months ended June 30, 2010.  Approximately $3.1 million of the increased interest expense relates to the debt recorded as part of the consolidation of TV One.

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PAGE 6 -- RADIO ONE, INC. REPORTS SECOND QUARTER RESULTS

The gain on investment in affiliated company of approximately $146.9 million for the three months ended June 30, 2011 was due to acquiring the controlling interest in and the accounting impact of consolidating TV One results as of April 14, 2011.  The gain is computed as the difference between the book value and the fair value of our investment in TV One at the time we obtained control of TV One.

Other expense of $47,000 for the quarter ended June 30, 2011 compared to other expense of approximately $2.4 million for the quarter ended June 30, 2010. Other expense for the quarter ended June 30, 2010 was principally due to a write off of a pro-rata portion of debt financing and modification costs in connection with the offering of Second-Priority Senior Secured Grid Notes (“Second Lien Notes”).

Equity in income of affiliated company decreased to $208,000 for the quarter ended June 30, 2011, compared to approximately $1.1 million for the same period in 2010, a decrease of 81.8%. Equity in income of affiliated company primarily reflects our estimated equity in the net income of TV One. The decrease to equity in income of affiliated company for the three months ended June 30, 2011 was due to the consolidation of TV One during this period.  Previously, the Company’s share of the net income was driven by TV One’s current capital structure and the Company’s percentage ownership of the equity securities of TV One.

The provision for income taxes for the quarter ended June 30, 2011 was approximately $38.6 million compared to $233,000 for the quarter ended June 30, 2010. Substantially all of the increase in the tax provision relates to the deferred tax liability for TV One.  The consolidated effective tax rate for the three months ended June 30, 2011 and 2010 was 27.6% and 8.0%, respectively.

Loss from discontinued operations, net of tax, includes the results of operations for our sold radio stations and Giant Magazine, which ceased publication in December 2009. The loss from discontinued operations, net of tax, for the three months ended June 30, 2011 resulted from the remaining Boston radio station entering into an LMA in June 2011. The loss from discontinued operations, net of tax, for the quarter ended June 30, 2010 of $177,000 resulted primarily from legal and litigation expenses incurred as a result of ongoing legal activity related to certain previously sold stations. The loss from discontinued operations, net of tax, includes no tax provision for the three months ended June 30, 2011 and 2010.

The increase in noncontrolling interests in income of subsidiaries is due primarily to the impact of consolidating TV One results for the three months ended June 30, 2011.  This amount is partially offset by lower net income generated by Reach Media for the three months ended June 30, 2011 compared to the same period in 2010.

Other pertinent financial information includes capital expenditures of approximately $1.9 million and $1.0 million for the quarters ended June 30, 2011 and 2010, respectively. In addition, as of June 30, 2011, Radio One had total debt (net of cash balances) of approximately $767.7 million.

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PAGE 7 -- RADIO ONE, INC. REPORTS SECOND QUARTER RESULTS

Supplemental Financial Information:

For comparative purposes, the following more detailed and unaudited statements of operations for the three and six months ended June 30, 2011 and 2010 are included.  These detailed, unaudited and adjusted statements of operations include certain reclassifications associated with accounting for discontinued operations.  These reclassifications had no effect on previously reported net income or loss, or any other previously reported statements of operations, balance sheet or cash flow amounts.

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PAGE 8 -- RADIO ONE, INC. REPORTS SECOND QUARTER RESULTS

	Three Months Ended June 30, 2011
	(in thousands, unaudited)

						Corporate/
			Reach		Cable	Eliminations/
	Consolidated	Radio One	Media	Internet	Television	Other

STATEMENT OF OPERATIONS:

NET REVENUE	$97,062	$60,162	$9,774	$4,307	$25,166	$(2,347)
OPERATING EXPENSES:
Programming and technical	30,718	13,291	5,307	2,274	11,773	(1,927)
Selling, general and administrative	31,594	22,792	1,343	2,518	5,813	(872)
Corporate selling, general and administrative	7,523	-	1,670	-	(84)	5,937
Stock-based compensation	1,199	178	-	34	-	987
Depreciation and amortization	10,238	1,681	990	919	6,429	219
Total operating expenses	81,272	37,942	9,310	5,745	23,931	4,344
Operating income (loss)	15,790	22,220	464	(1,438)	1,235	(6,691)
INTEREST INCOME	9	-	3	-	5	1
INTEREST EXPENSE	22,916	-	17	-	3,148	19,751
GAIN ON INVESTMENT IN AFFILIATED COMPANY	146,879	-	-	-	-	146,879
EQUITY IN INCOME OF AFFILIATED COMPANY	208	-	-	-	-	208
OTHER EXPENSE, net	47	-	-	-	-	47
Income (loss) before provision for income taxes, noncontrolling interest in income of subsidiaries and loss from discontinued operations	139,923	22,220	450	(1,438)	(1,908)	120,599
PROVISION FOR INCOME TAXES	38,611	38,461	150	-	-	-
Net income (loss) from continuing operations	101,312	(16,241)	300	(1,438)	(1,908)	120,599
LOSS (INCOME) FROM DISCONTINUED OPERATIONS, net of tax	(45)	(46)	-	1	-	-
CONSOLIDATED NET INCOME (LOSS)	101,267	(16,287)	300	(1,437)	(1,908)	120,599
NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTERESTS	2,717	-	-	-	-	2,717
NET INCOME (LOSS) ATTRIBUTABLE TO COMMON STOCKHOLDERS	$98,550	$(16,287)	$300	$(1,437)	$(1,908)	$117,882

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PAGE 9 -- RADIO ONE, INC. REPORTS SECOND QUARTER RESULTS

	Three Months Ended June 30, 2010
	(in thousands, unaudited, as adjusted2)

					Corporate/
			Reach		Eliminations/
	Consolidated	Radio One	Media	Internet	Other

STATEMENT OF OPERATIONS:

NET REVENUE	$75,146	$62,342	$10,418	$4,469	$(2,083)
OPERATING EXPENSES:
Programming and technical	19,294	13,436	5,038	2,421	(1,601)
Selling, general and administrative	27,464	22,352	1,988	4,037	(913)
Corporate selling, general and administrative	7,764	-	1,762	-	6,002
Stock-based compensation	1,956	222	-	58	1,676
Depreciation and amortization	4,837	2,105	1,091	1,360	281
Total operating expenses	61,315	38,115	9,879	7,876	5,445
Operating income (loss)	13,831	24,227	539	(3,407)	(7,528)
INTEREST INCOME	43	-	12	-	31
INTEREST EXPENSE	9,703	-	17	-	9,686
EQUITY IN INCOME OF AFFILIATED COMPANY	1,139	-	-	-	1,139
OTHER EXPENSE (INCOME), net	2,406	(1)	-	(3)	2,410
Income (loss) before provision for income taxes, noncontrolling interest in income of subsidiaries and loss from discontinued operations	2,904	24,228	534	(3,404)	(18,454)
PROVISION FOR INCOME TAXES	233	33	200	-	-
Net income (loss) from continuing operations	2,671	24,195	334	(3,404)	(18,454)
LOSS FROM DISCONTINUED OPERATIONS, net of tax	(177)	(173)	-	(4)	-
CONSOLIDATED NET INCOME (LOSS)	2,494	24,022	334	(3,408)	(18,454)
NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTERESTS	446	-	-	-	446
NET INCOME (LOSS) ATTRIBUTABLE TO COMMON STOCKHOLDERS	$2,048	$24,022	$334	$(3,408)	$(18,900)

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PAGE 10 -- RADIO ONE, INC. REPORTS SECOND QUARTER RESULTS

	Six Months Ended June 30, 2011
	(in thousands, unaudited)

						Corporate/
			Reach		Cable	Eliminations/
	Consolidated	Radio One	Media	Internet	Television	Other

STATEMENT OF OPERATIONS:

NET REVENUE	$162,070	$108,419	$24,500	$7,821	$25,166	$(3,836)
OPERATING EXPENSES:
Programming and technical	49,549	26,105	10,609	4,683	11,773	(3,621)
Selling, general and administrative	59,925	41,775	8,301	5,156	5,813	(1,120)
Corporate selling, general and administrative	14,772	-	3,347	-	(84)	11,509
Stock-based compensation	2,136	318	-	58	-	1,760
Depreciation and amortization	14,321	3,433	1,974	2,037	6,429	448
Total operating expenses	140,703	71,631	24,231	11,934	23,931	8,976
Operating income (loss)	21,367	36,788	269	(4,113)	1,235	(12,812)
INTEREST INCOME	17	-	9	-	5	3
INTEREST EXPENSE	42,249	-	29	-	3,148	39,072
GAIN ON INVESTMENT IN AFFILIATED COMPANY	146,879	-	-	-	-	146,879
LOSS ON RETIREMENT OF DEBT	7,743	-	-	-	-	7,743
EQUITY IN INCOME OF AFFILIATED COMPANY	3,287	-	-	-	-	3,287
OTHER EXPENSE (INCOME), net	22	31	-	-	-	(9)
Income (loss) before provision for income taxes, noncontrolling interest in income of subsidiaries and loss from discontinued operations	121,536	36,757	249	(4,113)	(1,908)	90,551
PROVISION FOR INCOME TAXES	84,230	84,152	78	-	-	-
Net income (loss) from continuing operations	37,306	(47,395)	171	(4,113)	(1,908)	90,551
(LOSS) INCOME FROM DISCONTINUED OPERATIONS, net of tax	(81)	(82)	-	1	-	-
CONSOLIDATED NET INCOME (LOSS)	37,225	(47,477)	171	(4,112)	(1,908)	90,551
NONCONTROLLING INTEREST IN INCOME OF SUBSIDIARIES	2,920	-	-	-	-	2,920
NET INCOME (LOSS) ATTRIBUTABLE TO COMMON STOCKHOLDERS	$34,305	$(47,477)	$171	$(4,112)	$(1,908)	$87,631

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PAGE 11 -- RADIO ONE, INC. REPORTS SECOND QUARTER RESULTS

	Six Months Ended June 30, 2010
	(in thousands, unaudited, as adjusted2)

					Corporate/
			Reach		Eliminations/
	Consolidated	Radio One	Media	Internet	Other

STATEMENT OF OPERATIONS:

NET REVENUE	$134,126	$111,523	$18,432	$7,948	$(3,777)
OPERATING EXPENSES:
Programming and technical	37,829	26,080	10,030	4,786	(3,067)
Selling, general and administrative	50,047	41,148	3,249	7,240	(1,590)
Corporate selling, general and administrative	15,049	-	3,514	-	11,535
Stock-based compensation	3,969	570	-	112	3,287
Depreciation and amortization	9,545	4,263	2,071	2,631	580
Total operating expenses	116,439	72,061	18,864	14,769	10,745
Operating income (loss)	17,687	39,462	(432)	(6,821)	(14,522)
INTEREST INCOME	67	-	35	-	32
INTEREST EXPENSE	18,938	-	37	-	18,901
EQUITY IN INCOME OF AFFILIATED COMPANY	2,048	-	-	-	2,048
OTHER EXPENSE (INCOME), net	2,883	(231)	-	112	3,002
(Loss) income before (benefit from) provision for income taxes, noncontrolling interest in income of subsidiaries and (loss) income from discontinued operations	(2,019)	39,693	(434)	(6,933)	(34,345)
(BENEFIT FROM) PROVISION FOR INCOME TAXES	(75)	66	(141)	-	-
Net (loss) income from continuing operations	(1,944)	39,627	(293)	(6,933)	(34,345)
(LOSS) INCOME FROM DISCONTINUED OPERATIONS, net of tax	(159)	(400)	-	241	-
CONSOLIDATED NET (LOSS) INCOME	(2,103)	39,227	(293)	(6,692)	(34,345)
NONCONTROLLING INTEREST IN INCOME OF SUBSIDIARIES	417	-	-	-	417
NET (LOSS) INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS	$(2,520)	$39,227	$(293)	$(6,692)	$(34,762)

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PAGE 12 -- RADIO ONE, INC. REPORTS SECOND QUARTER RESULTS

Radio One, Inc. (Nasdaq: ROIAK; ROIA) will be holding a conference call for investors, analysts and other interested parties to discuss its results for second fiscal quarter of 2011. The conference call is scheduled for Thursday, August 4, 2011 at 9:00 a.m. EDT. To participate on this call, U.S. callers may dial toll-free 1-866-269-9613; international callers may dial direct (+1) 612-332-0335.

A replay of the conference call will be available from 12:30 p.m. EDT August 4, 2011 until 11:59 p.m. August 5, 2011. Callers may access the replay by calling 1-800-475-6701; international callers may dial direct (+1) 320-365-3844. The replay Access Code is 210252. Access to live audio and a replay of the conference call will also be available on Radio One's corporate website at http://www.radio-one.com/. The replay will be made available on the website for seven days after the call.

Radio One, Inc. (www.radio-one.com) is a diversified media company that primarily targets African-American and urban consumers. The Company is one of the nation's largest radio broadcasting companies, currently owning 53 broadcast stations located in 16 urban markets in the United States. As a part of its core broadcasting business, Radio One operates syndicated programming including the Russ Parr Morning Show, the Yolanda Adams Morning Show, the Rickey Smiley Morning Show, CoCo Brother Live, CoCo Brother's "Spirit" program, Bishop T.D. Jakes’ “Empowering Moments”, the Reverend Al Sharpton Show, and the Warren Ballentine Show. The Company also owns a controlling interest in Reach Media, Inc. (www.blackamericaweb.com), owner of the Tom Joyner Morning Show and other businesses associated with Tom Joyner. Beyond its core radio broadcasting business, Radio One owns Interactive One (www.interactiveone.com), an online platform serving the African-American community through social content, news, information, and entertainment, which operates a number of branded sites, including News One, UrbanDaily, HelloBeautiful, Community Connect Inc. (www.communityconnect.com), an online social networking company, which operates a number of branded websites, including BlackPlanet, MiGente, and Asian Avenue.  In addition, the Company owns a controlling interest in TV One, LLC (www.tvoneonline.com), a cable/satellite network programming primarily to African-Americans.

Notes:

1           “Station operating income” consists of net loss before depreciation and amortization, corporate expenses, stock-based compensation, equity in income of affiliated company, income taxes, noncontrolling interest in income (loss) of subsidiaries, interest expense, impairment of long-lived assets, other (income) expense, loss (gain) on retirement of debt, (income) loss from discontinued operations, net of tax, interest income and gain on purchase of affiliated company. Station operating income is not a measure of financial performance under generally accepted accounting principles. Nevertheless we believe station operating income is often a useful measure of a broadcasting company’s operating performance and is a significant basis used by our management to measure the operating performance of our stations within the various markets because station operating income provides helpful information about our results of operations apart from expenses associated with our fixed assets and long-lived intangible assets, income taxes, investments, debt financings and retirements, overhead, stock-based compensation, impairment charges, and asset sales. Station operating income is frequently used as one of the bases for comparing businesses in our industry, although our measure of station operating income may not be comparable to similarly titled measures of other companies. Station operating income does not purport to represent operating income or cash flow from operating activities, as those terms are defined under generally accepted accounting principles, and should not be considered as an alternative to those measurements as an indicator of our performance. A reconciliation of net loss to station operating income has been provided in this release.

2           Certain reclassifications associated with accounting for discontinued operations have been made to prior period balances to conform to the current presentation. These reclassifications had no effect on any other previously reported or consolidated net income or loss or any other statement of operations, balance sheet or cash flow amounts. Where applicable, these financial statements have been identified as “as adjusted.”

3           For the three months ended June 30, 2011 and 2010, Radio One had 50,831,560 and 51,054,572 shares of common stock outstanding on a weighted average basis (basic), and 52,905,060 and 54,302,885 shares of common stock outstanding on a weighted average basis (fully diluted) for outstanding stock options, respectively.

4           For the six months ended June 30, 2011 and 2010, Radio One had 51,474,556 and 50,942,693 shares of common stock outstanding on a weighted average basis basic, and 53,646,473 and 50,942,693 shares of common stock outstanding on a weighted average basis (fully diluted) for outstanding stock options, respectively.

5           “Adjusted EBITDA” consists of net loss plus (1) depreciation, amortization, income taxes, interest expense, noncontrolling interest in income of subsidiaries, impairment of long-lived assets, stock-based compensation, loss on retirement of debt, loss from discontinued operations, net of tax, less (2) equity in income of affiliated company, other income, interest income and gain on purchase of affiliated company. Net income before interest income, interest expense, income taxes, depreciation and amortization is commonly referred to in our business as “EBITDA.” Adjusted EBITDA and EBITDA are not measures of financial performance under generally accepted accounting principles. We believe Adjusted EBITDA is often a useful measure of a company’s operating performance and is a significant basis used by our management to measure the operating performance of our business because Adjusted EBITDA excludes charges for depreciation, amortization and interest expense that have resulted from our acquisitions and debt financing, our taxes, impairment charges, as well as our equity in (income) loss of our affiliated company, gain on retirements of debt, and any discontinued operations. Accordingly, we believe that Adjusted EBITDA provides useful information about the operating performance of our business, apart from the expenses associated with our fixed assets and long-lived intangible assets, capital structure or the results of our affiliated company. Adjusted EBITDA is frequently used as one of the bases for comparing businesses in our industry, although our measure of Adjusted EBITDA may not be comparable to similarly titled measures of other companies. Adjusted EBITDA and EBITDA do not purport to represent operating income or cash flow from operating activities, as those terms are defined under generally accepted accounting principles, and should not be considered as alternatives to those measurements as an indicator of our performance. A reconciliation of net loss to EBITDA and Adjusted EBITDA has been provided in this release.